                                                                 EXHIBIT 4.3 FT
                             [PICTURE OF AN EAGLE]
No.                                                                       Shares

                    SEE REVERSE FOR RESTRICTIONS ON TRANSFER

              Incorporated under the laws of the State of Arizona


                       FUTECH INTERACTIVE PRODUCTS, INC.
                                  COMMON STOCK
          The Corporation is authorized to issue 235,000,000 shares of
                      Common Stock no par value per share


                                    SPECIMEN


This Certifies that_________________________________is the owner of

________________________________________Shares of the Capital Stock of
        Futech Interactive Products Inc.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


         IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this_______________day of__________________A.D._____

[SEAL]

                        SHARES        NO PAR        EACH